Exhibit 23.2

TBPELS REGISTERED ENGINEERING FIRM F-1580
555 SEVENTEENTH STREET, SUITE 985	DENVER, COLORADO 80202	(303) 339-8110

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kimbell Royalty Partners, LP (the ‘‘Registration Statement’’) of the name Ryder Scott Company, L.P., the references to our report relating to estimates of proved reserves, future production and income attributable to certain royalty interests of Kimbell Royalty Partners, LP as of December 31, 2025, and our corresponding report letter, dated January 22, 2026. We also consent to all references to us contained in or incorporated by reference in such Registration Statement, including in the prospectus under the heading ‘‘Experts.’’

/s/Ryder Scott Company, LP
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado

August 28, 2026

1100 LOUISIANA, SUITE 4600	HOUSTON, TEXAS 77002-5294	TEL (713) 651-9191
SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (713) 651-0849